PLACEMENT WARRANT PURCHASE AGREEMENT

PLACEMENT WARRANT PURCHASE AGREEMENT (this “Agreement”) made as of this [___] day of [___], 2012 among Chardan Metropol Acquisition Corp, a British Virgin Islands company (the “Company”) and the undersigned parties listed under Purchasers on the signature page hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form F-1, as amended (File No. 333-[____]) (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to [_______] units, each unit (“Unit”) consisting of one Series A Share of the Company, par value $0.0001 per share (the “Series A Shares”), and one warrant, (the “Warrants”) to purchase one ordinary share; and

WHEREAS, the Company desires to sell in a private placement to the Purchasers (the “Placement”) an aggregate of [_______] Warrants (the “Placement Warrants”) substantially identical to the Warrants being issued in the IPO pursuant to the terms and conditions hereof and as set forth in the Registration Statement, except that the Placement Warrants to be issued in the Placement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, each Purchaser desires to acquire the number of Placement Warrants set forth opposite his or her name on Schedule A hereto;

WHEREAS, the Placement Warrants shall be governed by the Warrant Agreement filed as an exhibit to the Registration Statement (the “Warrant Agreement”); and

WHEREAS, the Purchasers are entitled to registration rights with respect to the Placement Warrants and the ordinary shares underlying such Placement Warrants (collectively, the “Registrable Securities”) on the terms set forth in the Registration Rights Agreement filed as an exhibit to the Registration Statement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.            Purchase of Placement Warrants. The Purchasers hereby agree, directly or through nominees, to purchase an aggregate of [_______] Placement Warrants at a purchase price of $[___] per Placement Warrant, or an aggregate of approximately $[_______] (the “Purchase Price”). Such purchases shall be in the names and amounts set forth on Schedule A hereto.

2.           Closing. The closing of the purchase and sale of the Placement Warrants (the “Closing”) will take place at such time and place as the parties may agree (the “Closing Date”), but in no event later than immediately prior to the closing of the IPO. At least 24 hours prior to the date on which the SEC declares the Registration Statement effective (the “Effective Date”), the Purchasers shall pay the Purchase Price by wire transfer of funds to an account maintained by Loeb & Loeb LLP (“Loeb”), counsel for the Company. Immediately prior to the closing of the IPO, Loeb shall deposit the Purchase Price into the trust account described in the Registration Statement (the “Trust Account”). The certificates for the Warrants comprising the Placement Warrants shall be delivered to the Purchasers promptly after the closing of the IPO.

3.           Redemption. The Placement Warrants shall not be redeemable.

4.            Cashless Exercise. The Placement Warrants may be exercised on a cashless basis any time while they are exercisable and prior to their expiration in accordance with the terms set out in the Warrant Agreement.

5.            Escrow of Placement Warrants. The Placement Warrants shall be held in escrow from the Effective Date until the earlier of the consummation by the Company of an Acquisition Transaction, or, if the Acquisition Transaction is completed without granting the Company’s shareholders redemption rights in connection with such Acquisition Transaction, the consummation of a post-acquisition tender offcer (the “Escrow Period”). The terms and conditions of the escrow of the Placement Warrants and their release therefrom shall be set forth in the Securities Escrow Agreement, dated as of [____], 2012, amont the Company and the Purchasers. Any terms not herein defined shall have the meanings assigned to them in such Securities Escroa Agreement.

6.           Waiver of Liquidation Distributions. In connection with the Placement Warrants purchased pursuant to this Agreement, the Purchasers hereby waive any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete an Acquisition Transaction. For purposes of clarity, any ordinary shares purchased in the IPO or the aftermarket by the Purchasers shall be eligible to receive any liquidating distributions by the Company.

7.           Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants on behalf of itself to the Company that:

7.1       Such Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

7.2       The Placement Warrants are being acquired by such Purchaser for such Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

7.3       Such Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms.

8.           Waiver and Indemnification. The Purchasers hereby waive any and all rights to assert any present or future claims, including any right of rescission, against the Company with respect to their purchase of the Placement Warrants, and each Purchaser agrees jointly and severally to indemnify and hold the Company harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company by any Purchaser of the Placement Warrants or their transferees, heirs, assigns or any subsequent holders of the Placement Warrants.

9.           Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

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10.       Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of any other jurisdiction. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CHARDAN METROPOL ACQUISITION CORP.

By:
Name:
Title:

Purchasers:

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Placement Warrant Purchase Agreement

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EXHIBIT A

Purchaser	Placement Warrants	Purchase Price
$

Total:		$

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